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                                                                    EXHIBIT 10.5

                      NONSTATUTORY STOCK OPTION AGREEMENT

         AGREEMENT made as of March 29, 1999, between W-H Energy Services, Inc., a Texas corporation (the "Company"), and Kenneth T. White, Jr. ("Employee").

         To afford Employee the opportunity to purchase shares of common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein, the Company and Employee hereby agree as follows:

         1. Grant of Option. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of an aggregate of 27,300 shares of Stock, on the terms and conditions set forth herein. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $150.00 per share.

         3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office (10370 Richmond, Suite 950, Houston, Texas 77042) addressed to the attention of its Chief Executive Officer, at any time and from time to time after the date of grant hereof, in accordance with the following schedule:

  Exercise Period                  Number of Shares Exercisable
  ---------------                  ----------------------------

As of March 29, 1999                          8,190
As of March 29, 2000                          6,370
As of March 29, 2001                          6,370
As of March 29, 2002                          6,370

         This Option is not transferable by Optionee otherwise than by will or the laws of the descent and distribution, and may be exercised only while Employee during his/her lifetime and while he/she remains an employee of the Company or a subsidiary of the Company and will terminate, expire and cease to be exercisable upon Employee's termination of employment with the Company or a subsidiary of the Company for any reason, including involuntary and voluntary termination, disability or death, except that this Option may be exercised by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of three months following such termination, but only as to the number of shares Employee was entitled to purchase hereunder as of the date of such termination.

         This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. Except as provided in Paragraph 4, the purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including
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check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         In the event of Employee's termination of employment with the Company for any reason, death or permanent disability (as determined by Employee's regular physician), then this Option shall terminate, but only as to the number of shares Employee was not entitled to purchase pursuant to this paragraph 3 as of the date of such termination, death or permanent disability and Employee (or Employee's estate or the person who acquires this Option by Will or the laws of descent and distribution or otherwise by reason of the death of Employee) shall have the right to exercise the vested portion of the Option at any time during the period of three (3) months following such termination, death or permanent disability. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by the Option theretofore granted shall be adjusted so that the Option shall thereafter cover the number and class of shares of stock and securities to which the Employee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Employee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity,
(iii) the Company is to be dissolved and liquidated, or (iv) any person or entity, including a "group" as contemplated by Section 13(b)(3) of Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power) no later than (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or (b) thirty days after a change of control of the type described in Clause (iv), the exercise term of the Option shall accelerate and this Option shall become immediately exercisable in full.

         4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further



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authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

     5. Status of Stock. Employee understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

     Employee agrees that the shares of Stock which Employee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Employee also agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

     In addition, Employee agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws or any stockholders agreements in effect, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

     6. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, its parent or a subsidiary corporation of the Company. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Board of Directors of the Company, and its determination shall be final.

     7. Recapitalization or Reorganization. This Agreement is subject to all the terms and conditions set forth in the Company's Amended and Restated Stockholders Agreement.


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     8.   BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

     9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

     10. AMENDMENTS. This Agreement may not be amended or modified without the prior written approval of the Company, Employee and W-H Investment L.P. and W.H. Investment II, L.P.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its Vice President and CFO thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

                                    W-H ENERGY SERVICES, INC.

                                    By: /s/ JONATHAN BOUCHER
                                       --------------------------
                                       Jonathan Boucher
                                       Vice President

                                    By: /s/ KENNETH T. WHITE, JR.
                                       --------------------------
                                       Kenneth T. White, Jr.
                                       Employee



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